EXHIBIT 10.17

ADDENDUM TO REPURCHASE AGREEMENT AND RIGHT OF FIRST REFUSAL

BY AND AMONG

SIBANNAC, INC., A NEVADA CORPORATION

AND

KIRK KIMERER

The Effective Date of the transaction shall be deemed to be August 31, 2015, for all purposes hereunder.

The state of incorporation of Sibannac, Inc. is amended from Colorado to Nevada.

Date: January 26, 2016

Sibannac, Inc.

By:/s/ Daniel L. Allen

            Name: Daniel L. Allen

            Title:   Chief Executive Officer

Date: January 26, 2016

Kirk Kimerer

By:/s/ Kirk Kimerer

            Name:  Kirk Kimerer

SIBANNAC, INC.

 Repurchase Agreement and Right of First Refusal

AGREEMENT (this "Agreement") made as of June 30, 2015, among Kirk Kimerer (hereafter called the "Shareholder"), and, Sibannac, Inc., a Colorado corporation (hereinafter called the "Company"). Whereas the Shareholder is the owner of certain outstanding shares of the Company as follows:

Shareholder                   Shares

Kirk Kimerer                3,100,000

Whereas, in the event of a proposed sale of the shares owned by Shareholder, the Company desires to guard against the introduction into the central ownership of the Company of other persons who may be either unwilling or unable to contribute to the success of the Company, by restricting the transferability of shares in the Company, among the named parties, except under the terms hereof.

Therefore in consideration of mutual promises and other valuable considerations, the Shareholder and the Company agree as follows:

1. Definitions. For all purposes of this Agreement:

(a) The term "transfer," "dispose," or any similar term means any proposed sale, or a sale, exchange, gift, bequest, pledge, security interest, or other alienation or disposition whatsoever of any shares of the Company or any interest therein, including any distribution by an executor, administrator, or trustee.

(b) The term "involuntary transfer" means any transfer or disposition of shares under judicial order, legal process, execution, attachment, or enforcement of a pledge, trust, divorce decree, separation agreement, QDRO or other security interest.

(c)The term "involuntary transferee" means anyone who acquires an interest in or title to the shares by virtue of an involuntary transfer.

(d) The term "shares" means common shares of the Company owned by Shareholder, and includes the shares presently outstanding and all common shares which may hereafter be issued by the Company, to him.

2. Restriction on shares and transfer. Shareholder or his voluntary or involuntary transferee shall not dispose of or transfer any shares in a private transaction within 18 months after the inception of this Agreement, without the prior written consent of the Company, unless all, or any, of such shares are first offered for sale to the Company, in the manner herein provided, or otherwise authorized under this Agreement. Any purported transfer or disposition of shares in violation of the terms of this

Agreement shall he void, and the Company shall not recognize or give any effect to such transaction.

3. First Right of Refusal. At any time, within 18 months after the inception of this Agreement, the Company shall have the first right to purchase any of Shareholder's shares which he determines to sell in a private transaction (the "offer"), on ten (10) business days written notice from Shareholder of any

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proposed sale, at the same price and terms as any funded bona fide offer from a third party; provided, however that Shareholder shall have the right, subject to applicable Federal Securities laws and the Lockup and Metering Agreement of even date herewith between Shareholder and the Company, to sell shares into a trading market without any obligation to first offer such shares to the Company.

4. Requirement of offer to company.

(a) The offer required to be made pursuant to Section 3 above shall be made not less than ten (10) business days prior to any proposed private transfer or disposition of shares. In case of the death of any involuntary transferee, or of Shareholder while then holding shares, his executor or administrator shall make an offer not less than 30 days prior to any distribution, transfer, or disposition of shares, but, in any event within one year after the date of death;

(b) In addition to any other offer required to be made hereunder by or on behalf of any involuntary transferee, in the case of any involuntary transfer, the involuntary transferee shall offer (within 30 days after such involuntary transfer) to sell all of his shares to the Company.

5. Notice of offer and acceptance. An offer required to be made pursuant to Section 3 above shall be made by a written notice to the Company, which shall state that the shares of the offeror are offered for sale, specifying the price and terms of the proposed sale, and (a) the name and address of the proposed purchaser to whom the offeror otherwise desires to transfer the offered shares, or (b) if the offeror is an involuntary transferee making an offer pursuant to paragraph 3(b), the name and address of each offeror and the price and the terms which he proposes to pay for such shares. An offer shall remain open for 10 business days after the day on which notice of the offer is received by the Company from Shareholder, and 30 days after the day on which notice of the offer is received by the Company from an involuntary transferee. Notice of acceptance shall be sufficiently given if, before midnight of the 10th business day (in the case of an offer from Shareholder) or the 30th day (in the case of an offer by an involuntary transferee), it is, delivered in person to the offeror or mailed to the address of the offeror stated in the notice.

6. Payment ofpurchase price. Unless other terms shall apply, the purchase price of shares sold under this Agreement, shall be paid in the same form as the proposed sale from the offeror at the time of closing the sale.

7. Offer requires full acceptance. An offer shall he deemed to be rejected in its entirety unless all shares owned and offered by the offeror are purchased.

8. Place and time of closing. If an offer is accepted, the sale shall be closed at the office of the Company at a time (during its ordinary business hours) fixed by the seller, not less than 10 nor more than 45 days after the date on which the notice of acceptance given.

9. Delivery of shares and documents. Upon the closing of any sale, the seller shall deliver to the buyer in exchange for payment by the buyer (in cash or in cash and note, as the case may be) the certificates of the shares being sold, endorsed for transfer, and each assignments, certificates of authority, tax release, consents to transfer instruments, and evidence of the title of seller and of his compliance with this Agreement as may be required by counsel for the Company. In the case of any note in payment of shares, the seller shall be granted a security interest in such shares until the note is paid in full.

10. Release of shares from agreement. If an Offer is not accepted, the offeror may retain his shares

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or may, within 120 days after the date on which he gave notice of his offer, transfer or dispose of his shares, at the price and on the terms stated in his notice, but he may not sell or dispose of such shares at a price less than that stated in his notice or on terms more favorable to the buyer than those stated in his notice.

11. Failure to make required offer. Upon the occurrence an event by reason of which an offer is required to be made under this Agreement, any of the Shareholders then holding shares may notify the record owner of the shares in question, or the person to whom the shares are about to or have passed or been disposed of, or both, that he elects to buy the shares, and shall give copies of the notice to the other Shareholders then holding shares. Such a notice shall he deemed a sufficient acceptance of an offer and the sale shall be closed as if an offer had been made and accepted, at the price and on the terms which should have been stated in an offer. In such a case other Shareholders then holding shares, who give like notices and copies within 20 days after the day on which that notice is given, may share in the purchase, in proportion to their shareholdings unless they agree otherwise.

12. Specific performance. If any person so required under this Agreement fails to give a notice, make an offer, sell shares or close a sale; or if any involuntary transferee fails to disclose the price at which he acquired the shares pursuant to the involuntary transfer; or if any person who proposes to transfer or dispose of shares for price less than the price under paragraph 5 or upon terms more favorable to a buyer than those stated in paragraph 6, or both, or fail to disclose to the Company then holding shares the name of anyone to whom and the price and terms on which he proposes to transfer or dispose of the shares, then, in any such event, if the failure continues for 30 days after notice to the one in default, any of such party may institute and maintain a proceeding to compel the specific performance of this Agreement by the one in default.

13. Endorsement on certificates. Each certificate for shares now held or hereafter issued shall be endorsed as follows:

"Notice"

"Any transfer or disposition of the shares evidenced by this certificate is subject to the restrictions and purchase options stated in, and such shares are transferable only upon compliance with, the provisions of an agreement dated as of June 30, 2015 between the corporation and one or more of its shareholders. A copy of such agreement is on file at the office of the corporation and the provisions thereof are incorporated herein by reference.

14.Notices. All notices, offers, acceptances, waivers, and other communications under this Agreement shall be in writing and shall be sufficiently given if delivered to the addressees in person or if mailed, postage prepaid, as follows:

If to Sibannac, Inc.: Sibannac Inc.

1313 E. Osborn Road, Suite 100

Phoenix, Arizona 85014

Attention: Chief Executive Officer

If to Shareholder: Kirk Kimerer

1313 E. Osborn Road, Suite 100

Phoenix, Arizona 85014

or to such other address as any of them by notice to the others, may designate from time to time.

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Except as otherwise provided in this Agreement, time shall be counted to or from the date of delivery or of mailing, as the case may be.

15. Agreements by corporation. In consideration of the premises the Company agrees for itself and for its successors and assigns: (a) insofar as is proper or required, it consents to this Agreement; (b) it will not transfer or reissue any of its shares in violation of this Agreement or without requiring proof of compliance with this Agreement (c) all share certificates issued by the Company during the, life of this Agreement shall be endorsed as stated above (d) and, upon written request given to the Company's Secretary by anyone required by this Agreement to make an offer, the Secretary shall certify to him the purchase price computed per share under 5 (a) above.

16. Term of agreement. This Agreement shall remain in force for eighteen (18) months from the date of inception of this Agreement, unless the company and Shareholder agree otherwise. This Agreement shall terminate in its entirety and shall thereafter be of no force or effect, and neither Shareholder nor any of the shares shall thereafter be bound or restricted hereby, on the date that is eighteen (18) months following the inception of this Agreement. Upon the termination of this Agreement as provided above, the Company shall cause all applicable restrictive legends to be removed from any certificates evidencing the shares. In addition, this Agreement shall automatically terminate and be of no further force or effect upon the occurrence of any Change in Control of the Company. As used herein, the term "Change in Control" means (i) any person or entity, or affiliated persons or entities, whether or not currently a shareholder of the Company, owning fifty percent (50%) or more of the outstanding Common Shares of the Company on a fully diluted basis, or otherwise having the power to direct the management or affairs of the Company; (ii) any merger, reorganization or recapitalization of the Company; or (iii) any sale of all or any substantial portion of the Company's assets.

17.Benefit. This Agreement shall be binding upon the parties and their legatees, distributees, legal representatives, successors, and assigns.

18.Counterparts. This Agreement is executed in counterparts each of which shall be considered an original. One is delivered to each of the Shareholder and one to the Company.

In witness whereof the Shareholder has signed this Agreement and the Company has caused its corporate name and seal to be hereunto signed, affixed, and attested by its proper officers.

Shareholder:

/s/Kirk Kimerer,

Sibannac, Inc.

/s/ Daniel Allen

President/CEO

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